Comparison of change in value of $10,000 investment in Dreyfus Global Growth Fund and the Morgan Stanley Capital International World Index


                EXHIBIT A:




                                                      Morgan Stanley
                PERIOD          Dreyfus Global        Capital International
                                Growth Fund           World  Index*


                12/31/90        10,000                10,000
                12/31/91        11,751                11,828
                12/31/92        11,431                11,209
                12/31/93        13,941                13,732
                12/31/94        12,897                14,429
                12/31/95        14,453                17,419
                12/31/96        16,180                19,767
                12/31/97        18,165                22,882
                12/31/98        18,376                28,452
                12/31/99        26,690                35,545
                12/31/00        19,868                30,860

        *Source: Lipper Inc.